SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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BIGSKY PRODUCTIONS, INC.
(Exact name of registrant as specified in its charter)

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Nevada (State or other jurisdiction of incorporation or organization)	7812 (Primary Standard Industrial Classification Code Number)	51-0670127 (I.R.S. Employer Identification Number)
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BigSky Productions, Inc.
204 Mescal Circle NW
Albuquerque, New Mexico 87105
(505) 918-0290
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

––––––––––––––––
Ellis Martin
President and Chief Executive Officer
BigSky Productions, Inc.
204 Mescal Circle NW
Albuquerque, New Mexico 87105
(505) 918-0290
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

–––––––––––––––– Copies to: Timothy S. Orr, Esq. 4328 West Hiawatha Drive, Suite 101 Spokane, Washington 99208 Phone (509) 462-2926
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Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of shares to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par Value per Share	4,000,000	$0.05	$200,000	$7.86

Selling Shareholders Common Stock	1,025,000	$0.05	$51,250	$2.01
Total Fee				$9.87

Notes:

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by factors such as the lack of liquidity (since there is no present market for BigWest stock) and the high level of risk, considering the lack of operating history for BigWest. The Company and selling shareholders may sell shares of our common stock at a fixed price of $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
The date of this Prospectus is August 11, 2008

PROSPECTUS

5,025,000
Shares
$0.05 per share
Common Stock

This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

Our existing shareholders are offering for sale, 1,025,000 shares of common stock. In addition, we are offering a total of 4,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers with a minimum offering of 1,000,000 shares. The offering price is $0.05 per share. This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended, although we may close the offering on any date prior if the offering is fully subscribed. In the event that 1,000,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 1,000,000 shares are not sold within 180 days from the effective date of this prospectus, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind.  If 1,000,000 shares are sold within 180 days from the effective date of this prospectus, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund. The funds will be maintained in a separate bank account at Washington Mutual Bank (to Delos Stock Transfer Company-Escrow Account fbo BigSky Productions, Inc.) until we receive $50,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. In the event you are entitled to a refund, future actions by creditors in the subscription period could preclude or delay us in refunding your money because we do not have any escrow, trust or similar account.

Our officers and directors will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. No officer or director will not receive any compensation for his role in selling shares in the offering.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See "Risk Factors" starting on page 6.

	Offering Price per Share	Offering Expenses	Proceeds to BigSky
	$0.05	$4,500	$$0.04
Minimum Offering:	$50,000.00	$4,500.00	$45,500.00

Maximum Offering:	$200,000.00	$4,500.00	$195,500.00

(1) These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. BIGSKY may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is August 12, 2008.

TABLE OF CONTENTS

PAGE
PROSPECTUS SUMMARY	3
BigSky Productions, Inc.	3
The Offering	3
Summary of Selected Financial Data	4
RISK FACTORS	5
Risk Factors Relating to Bigsky Productions, Inc.	5
Risk Factors Relating to the Motion Picture Industry	7
Risk Factors Relating to This Offering	7
FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
PLAN OF DISTRIBUTION	13
TERMS OF THE OFFERING	14
Section 15(g) of the Exchange Act	15
Offering Period and Expiration Date	15
Procedures for Subscribing	15
Right to Reject Subscriptions	15
Separate Account for Subscriptions	15
SELLING SHAREHOLDERS	15
Selling Shareholders’ Shares	16
New Issue of Shares	16
Penny Stock Regulations	17
Blue Sky Restrictions on Resale	17
Offering Period and Expiration Date	17
Procedures for Subscribing	17
Right to Reject Subscriptions	17
DESCRIPTION OF BUSINESS	18
General	19
BigSky Productions, Inc.	19
Feature Film Production	19
Financing Strategy	20
Distribution Arrangements	20
Competition	21
Intellectual Property Rights	21
Censorship	21
Labor Laws	22
Description of Property	22
Number of Total Employees	22
Employment Agreements	22
Board Committees	23
Directors	23
Facilities	23
Off-Balance Sheet Arrangements	23
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE OR PLAN OF OPERATION	23
CHANGE IN DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	27
Background of Directors, Executive Officers, Promoters and Control Persons	28
Executive Compensation	28
Directors' CompensationStockOptionGrants	28
Employment Agreements	28
Code of Ethics	28
Corporate Governance	28
Indemnification	28
MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS	28
DESCRIPTION OF SECURITIES TO BE REGISTERED	29
Common Stock	29
Dividend Policy	29
Preferred Stock	29
Market for Securities	29
Equity Compensation Plan Information	29
Holders	29
Reports	29
Transfer Agent	29
AVAILABLE INFORMATION	30
INTERESTS OF NAMED EXPERTS AND COUNSEL	30
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	30
LEGAL PROCEEDINGS	31
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	31
LEGAL MATTERS	31

PROSPECTUS SUMMARY

The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5-10.
As used in this prospectus, unless the context otherwise requires, "we", "us", "our" “the Company” or "BigSky" refers to BigSky Productions, Inc., "SEC" refers to the Securities Exchange Commission,  "Securities Act" refers to the Securities Act of 1933, as amended, and "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

BigSky Productions, Inc.

BigSky was incorporated in the State of Nevada on February 28, 2008. BigSky's fiscal year end is June 30.  Our principal office is located at 204 Mescal Circle NW, Albuquerque, New Mexico.  Our telephone number is (505) 918-0290.  Our website, www.big-sky production.com, is under construction.

BigSky is a development stage enterprise that plans to become a producer of feature length motion pictures. The Company's goal is to produce these feature films with a production budget not to exceed $2-Million.

To date, we have not commenced our planned principal operations and have no significant assets.  Our operations to date have been devoted primarily to startup and development activities, which include the following:

•	Formation of the Company;
•	Obtaining capital through sales of our common stock;
•	Establishing our presence on the Internet; and
•	Entering into affiliate relationships with writers of screenplays.

In order to achieve and maintain profitability we must produce commercially successful motion picture films.  We presently do not own any rights to low-budget, feature-length motion pictures or any other film, screenplay or other literary work.  We do not have sufficient capital to independently finance our own productions. If we are unable to secure additional financing we would be unable to produce any films, in which case, we would be forced to suspend operations.  We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would likely lose their entire investment.

We have no operating history on which to base an evaluation of our business and prospects.  Prospective purchasers of our stock should be aware of the difficulties normally encountered by new film production companies and the high rate of failure of such enterprises.  These risks include without limitation the high probability that we will be unable to produce a commercially successful film.  If we are unable to profit from the production of motion pictures, our business will most likely fail and any investment made into our common stock would be lost.

We currently have no employees other than our two officers and directors.  We do not intend to hire any employees within the next 6 months.  Our current President works on a part time basis for the Company. Potential investors should be aware that our President owns a majority of our common stock and if and when, we are able to sell all of the offered shares, he would still own 71.01% of our common stock.

Since our inception on February 28, 2008 to June30, 2008, we have not generated any revenues and have incurred expenses in the amount of $2,000.  In the event we raise at least a minimum of $25,000 sought in this offering, we expect to be able to continue our business for at least the next 12 months.  We anticipate generating revenues within the first twelve months after raising the $200,000 offering proceeds.  In the event we do not raise at least $50,000, we will not be able to continue pursuit of our business plan.  In light of this, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.

As of the date of this prospectus, BigSky has 10,661,381 shares of $0.001 par value common stock issued and outstanding which is owned by two (2) shareholders.  If the maximum 4,000,000 are subscribed to there will be 14,661,381 shares issued and outstanding.

The Offering

BigSky Productions, Inc. is offering on a self-underwritten basis 4,000,000 shares of the common stock at a price of $0.05 cents per share.  Selling shareholders of our common stock are offering 1,025,000 shares at the same price. The Company will receive none of the proceeds from the sale of these shares and the proceeds will go directly to the selling shareholders. This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. The proceeds from the sale of the new shares to be issued in this offering will be payable to "Delos Stock Transfer Company Escrow Account fbo BigSky" and will be deposited in a non-interest bearing bank account until the depository bank determines the funds to be good.  All subscription agreements and checks are irrevocable and should be delivered to Delos Stock Transfer Company.  Failure to do so will result in checks being returned to the investor who submitted the check.

All subscription funds will be held in escrow pending determination by the Escrow Agent that the funds are good and then proceeds received after the offering will be immediately released to BigSky. (See "Plan of Distribution").

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed (ii) the offering is terminated by action of the Board of Directors, or (iii) up to 720 days from the date of this prospectus. BigSky will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 30 days of the close of the offering. In the event that the Company does not raise the funds necessary to implement its business during the two year offering period, all funds invested in our common stock will be lost.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

BigSky Productions, Inc. will apply the proceeds from the offering to pay for costs associated with the reporting responsibilities of an SEC reporting company, computer hardware & software, website development & maintenance, marketing, office furniture, salaries (if any), office supplies, acquisition of screenplays and general working capital.

BigSky's Transfer Agent is Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962. The Company’s phone is (503) 320-2873.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors"on page 5.and "Dilution" on page 12 before making an investment in our stock.

Summary of Selected Financial Information

The following table sets forth summary financial data derived from BigSky’s financial statements. The data should be read in conjunction with the financial statements and the related notes thereto well as the "Management's Discussion and Plan of Operations" included elsewhere in this prospectus.

Financial Data Summary Statements of Operations Data	February 28, 2008 (Inception) to June 30, 2008

Total Revenues	$0

General and Administrative Expense Professional and Accounting Fees	2,000

Total Expenses	2,000

Net Income (Loss)	$(2,000)

Per Share Information Weighted average number of Common Shares Outstanding:	10,575402

Net Income (Loss) per Share	$(0.00019)

June 30, 2008
Balance Sheet Data

Working Capital	$21,558

Total Assets	$21,558

Total Liabilities	$0

Stockholders’ Equity	$21,558

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered a speculative investment. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.  We cannot assure any investor that we will successfully address these risks. Prospective investors should carefully consider the following risk factors:

RISK FACTORS RELATING TO BIGSKY PRODUCTIONS, INC.

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY, SO IT WILL BE DIFFICULT FOR POTENTIAL INVESTORS TO JUDGE OUR PROSPECTS FOR SUCCESS.

We are a newly organized development stage corporation and have no operating history from which to evaluate our business and prospects. We have earned no revenue since inception. From inception through June 30, 2008, we incurred a net loss of ($2,000) and an accumulated tangible book value of $21,558. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, investors may lose their entire investment.  Prospective purchasers of our stock should be aware of the difficulties normally encountered by  new  film  production  companies  and  the  high  rate  of  failure  of such enterprises.  These risks include, without limitation, the high probability that our development activities will deplete our available capital and not result in a commercially successful film.  Unless we are able to produce a profitable motion picture, our business will most likely fail.  These difficulties must be considered when evaluating our business and prospects.

BECAUSE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

BigSky is a development stage company and has not even begun the initial stages of product sourcing. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on February 28, 2008 and to date have been involved primarily in organizational activities and market research. We have never been profitable and have never generated any revenue.  Based upon current plans, we expect to incur operating losses in future periods. This will occur because there are expenses associated with the sourcing of screenplays, exploring for locations and marketing motion pictures to prospective distributors in order to enable the company enter into the business of commercial movie production.

THE COMPANY’S AUDITOR HAS SUBSTANTIAL DOUBTS AS TO BIGSKY’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor's report on our June 30, 2008 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Moreover, our officers may be unable or unwilling to loan or advance any capital to BigSky. See “June 30, 2008 Audited Financial Statements - Auditors Report."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. BigSky incurred $2,000 in net loss for the period from inception to June 30, 2008 and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. We plan to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

OUR OFFICERS AND DIRECTORS HAVE LIMITED EXPERIENCE IN THE MOTION PICTURE INDUSTRY, WHICH COULD PREVENT US FROM SUCCESSFULLY IMPLEMENTING OUR BUSINESS PLAN, AND IMPEDE OUR ABILITY TO EARN REVENUE.

Our officers and directors have limited practical experience in the motion picture industry. They have never produced a commercial film.  Our management's lack of experience could hinder their ability to successfully develop screenplays that will result in commercially successful films, or to secure production financing.  It is likely that our management's inexperience with film production and financing will hinder our ability to earn revenue. Each potential investor must carefully consider the lack of experience of our officers and directors before purchasing our common stock.

THE COMPANY’S SUCCESS IS DEPENDENT ON CURRENT MANAGEMENT, WHO MAY BE UNABLE TO DEVOTE SUFFICIENT TIME TO THE DEVELOPMENT OF BIGSKY’S BUSINESS PLAN, WHICH COULD CAUSE THE BUSINESS TO FAIL.

BigSky is heavily dependent on the management experience that our officers and directors, Ellis Martin and Mirza Santillan, brings to the company. There is currently no employment contract by and between any officer/director/employee of the Company.  If the Company lost either officer/director,  it would negatively impact and delay operations and there is no assurance that suitable replacements could be found. Additionally, Mr. Martin and Ms. Santillan are employed outside of BigSky.  They been, and continues to expect to be able to commit approximately 10 hours per week of their time, to the development of BigSky’s business plan in the next six months. If management is required to spend additional time with their outside employment, they may not have sufficient time to devote to BigSky and we would be unable to develop our business plan resulting in the business failure.

THE COMPANY HAS LIMITED FINANCIAL RESOURCES AND WE MAY NOT BE SUCCESSFUL IN SECURING ADDITIONAL PROCEEDS IN THE FUTRE  TO FULLY DEVELOP OUR BUSINESS AND BECOME OPERATIONAL.

BigSky has limited financial resources. As of June 30, 2008 we had $500 of cash on hand. If we are unable to develop our business or secure additional proceeds our business would fail.  We intend to make motion pictures with production budgets of $2-Million or less. We believe the proceeds from this offering will satisfy our operating requirements for the next 12 months, however, we will need to raise all the money required to fund the production of a motion picture from outside sources. Such financing may take the form of co-production or joint venture arrangements or limited liability companies or partnerships in which we act as managing member or general partner, additional sales of our securities or an operating line of credit.  No assurance can be given that additional financing will be available to us, or that if available, it will be available on favorable terms.  Unless we are able to obtain such additional financing, our production activities may be materially adversely affected and our shareholders may lose their entire investment.  We currently have no financing commitments and we cannot provide any guarantee or assurance we will be able to secure additional proceeds from this offering any other source in the future. If we are unsuccessful in securing adequate financing any investment made into the Company would be lost in its entirety.

IN THE FUTURE WE MAY SEEK ADDITIONAL FINANCING THROUGH THE SALE OF OUR COMMON STOCK RESULTING IN DILUTION TO EXISTING SHAREHOLDERS.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the Company's business plan and expenditures. As of the date of this registration statement of which this prospectus is a part, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

WE ARE DEPENDENT UPON THIS OFFERING TO BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR LACK OF REVENUE AND PROFITS MAY MAKE OBTAINING ADDITIONAL CAPITAL MORE DIFFICULT.

We presently have no significant operating capital and we are completely dependent upon the proceeds of this offering to provide the capital necessary to commence our proposed business.  Upon completion of this offering, the amount of capital available to us will still be extremely limited, specifically if less than the maximum amount ($200,000) of the offering is raised.  We have no commitment from our officers/directors to provide additional  funding to complete development of our website, commission a screenplay and market the Company.  We do not have any other commitments for additional cash funding beyond the proceeds to be received from this offering. To the extent that we are unable to sell all of the offered shares, our ability to implement our business plan and develop screenplays for production into motion pictures will be adversely affected.  If we are unable to produce commercially successful motion picture, our business would fail and shareholders would lose their investment.

IF OUR FILMS ARE NOT COMMERCIALLY SUCCESSFUL AND/OR DO NOT GENERATE REVENUES, OUR BUSINESS WOULD FAIL.

Producing films involves substantial risks, because it requires that we spend significant funds based entirely on our preliminary evaluation of the screenplay's commercial potential as a film.  It is impossible to predict the success of any film before the production starts.  The ability of a motion picture to generate revenues will depend upon a variety of unpredictable factors, including:

•	public taste, which is always subject to change;
•	the quantity and popularity of other films and leisure activities available to the public at the time of our release;
•	the competition for exhibition at movie theatres, through video retailers, on cable television and through other forms of distribution; and
•	the fact that not all films are distributed in all media.

For any of these reasons, the films that we produce may not be commercially successful and our business may suffer or fail altogether resulting in a complete loss of any investment made into the Company.

BECAUSE WE DO NOT HAVE AN AUDIT COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON THE DIRECTORS, WHO ARE NOT INDEPENDENT, TO PERFORM THESE FUNCTIONS.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent directors. Thus, there is a potential conflict in that the board members are also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

BIGSKY WILL RELY UPON CONSULTANTS FOR WEB-DEVELOPMENT AND THE CONSULTANT MAY NOT COMPLETE THE WORK WITHIN THE SET FRAMEWORK WHICH IS NECESSARY TO PROMOTE AND RECRUIT PERSONNEL EFFECTIVELY.

BigSky is also heavily dependent on the web consultant to develop the website in a timely matter and within budget. If the consultant does not fulfill their duties, BigSky may not be able to find another consultant with specific expertise to develop its website.

BigSky does not currently have a website that will help the Company attract screenplays and story concepts. A basic website is under construction at www.big-skyproductions.com, however, functionality for our intended use is limited. BigSky intends to use the website as a promotional and recruiting tool for potential industry professionals as well as a tool for recruiting young screenwriters. BigSky has allocated from $3,000 to $15,000 to develop its website in the next twelve months, if it is able to raise capital through this prospectus. If this website is not available, BigSky may not be able to adequately access the pool of writing talent they will need to produce commercially viable motion pictures.

RISK FACTORS RELATING TO THE MOTION PICTURE INDUSTRY

COMPETITIVE PRESSURES FROM COMPANIES WITH MORE RESOURCES MAY RESULT IN BIGSKY’S FAILURE TO IMPLEMENT ITS BUSINESS MODEL.

The marketplace in which the Company competes is intensely competitive and subject to rapid change.  BigSky’s competitors include well established enterprises similar to the Company.  Some of these competitors are based globally. The Company anticipates that it will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by the Company.  Many of these competitors have greater name recognition and resources than the Company.

Additionally, potential competitors with established market shares and greater financial resources may introduce competing storylines.  Thus, there can be no assurance that BigSky will be able to compete successfully in the future or that competition will not have a material adverse affect on BigSky’s results of operations. Increased competition could result in lower than expected operating margins or loss of the ability to engage distributors of their productions, either of which would materially and adversely affect BigSky's business, results of operation and financial condition.

IF WE ARE UNABLE TO SECURE DISTRIBUTION FOR OUR FILMS, OUR BUSINESS WILL
SUFFER AND LIKELY FAIL.

Because we lack the resources to distribute our films ourselves, we plan to enter into arrangements with established distributors.  As a result, we may be unable to secure distribution agreements or revenue guarantees before funds are spent on production.  In addition, if we are unable to obtain theatrical distribution on acceptable terms, we may evaluate other alternatives, such as retaining a distributor as an independent contractor or bypassing theatrical distribution altogether.  We cannot provide any assurance that we will be able to secure an independent distributor,  or if we are able to, under terms that would allow us to be profitable. If we are unable to obtain adequate distribution, we may not have the ability to generate revenue.

WE OPERATE IN A REGULATED INDUSTRY AND CHANGES IN REGULATIONS OR VIOLATIONS OF REGULATIONS MAY RESULT IN INCREASED COSTS OR SANCTIONS THAT COULD REDUCE OUR REVENUES AND PROFITABILITY.

The motion picture industry is subject to extensive and complex federal and state laws and regulations related to safety, conduct of operations, payment for services and payment for creative talent.  If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions and delays in production schedules orders.

RISK FACTORS RELATING TO THIS OFFERING

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE ELLIS MARTIN, OUR OFFICERS, DIRECTORS, EMPLOYEES AND SHAREHOLDERS CONTROL 97.66%  OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

Mr. Martin and Ms. Santillan, our directors, executive officers and employees beneficially own 100% of the outstanding common stock.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.   In the event the maximum offering is attained, current management will continue to own 72.72% of our outstanding common stock.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF WE FAIL TO IMPLEMENT OUR BUSINESS PLAN.

As a development-stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  We were formed on February 28, 2008.  We have no demonstrable operations record, on which you can evaluate our business and prospects.  We have yet to commence planned operations.  As of the date of this prospectus, we have had only limited start-up operations and generated no revenues.  We cannot guarantee that we will be successful in accomplishing our objectives.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

IN THE FUTURE, WE WILL INCUR SIGNIFICANT COSTS AS A RESULT OF OPERATING AS A REPORTING COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO COMPLIANCE INITIATIVES.

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will incur significant legal, accounting and other expenses as a fully-reporting public company.  Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices.  Our management will need to devote a substantial amount of time to these new compliance initiatives.  Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The Sarbanes-Oxley Act also requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures.  In particular, commencing in fiscal 2008, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.  Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses.  Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts.  Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

THE COMPANY HAS DETERMINED THE PRICE AT WHICH THE SHARES IN THIS OFFERING AT AN ARBITRARY OFFERING PRICE

The offering price of $0.05 per share of common stock was arbitrarily determined by BigSky and is unrelated to specific investment criteria, such as the assets or past results of BigSky’s operations.  In determining the offering price, BigSky considered such factors as the prospects, if any, of similar companies, the previous experience of management, BigSky’s anticipated results of operations, and the likelihood of acceptance of this offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

PARTICIPATION IS SUBJECT TO RISKS OF INVESTING IN MICRO CAPITALIZATION COMPANIES.

BigSky Productions, Inc. believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies.  Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on our behalf of our Officers, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company will be capable of selling all, or any, of the common shares offered hereby.

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Once the minimum 1,000,000 shares are sold investors will not have the right to withdraw invested funds.  Subscription payments will be released from the escrow Account to BigSky if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once the minimum shares are sold, investors will not have the use or right to return of such funds during the remaining Offering period.

BIGSKY PRODUCTIONS, INC. DOES NOT PLAN TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE, AND, AS A RESULT, STOCKHOLDERS WILL NEED TO SELL SHARES TO REALIZE A RETURN ON THEIR INVESTMENT.

BigSky has not declared or paid any cash dividends on its capital stock since inception.  BigSky intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.  As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.  If no market develops for the common shares in the future investors would lose their entire investment.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  Currently Mr. Ellis Martin, our President owns 97.66% of our issued and outstanding common stock.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

THERE IS CURRENTLY NO MARKET FOR BIGSKY’S COMMON STOCK, BUT IF A MARKET FOR OUR COMMON STOCK DOES DEVELOP, OUR STOCK PRICE MAY BE VOLATILE.

There is currently no market for BigSky’s common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of BigSky’s common stock will be subject to wide fluctuations in response to several factors including:

• The ability to complete the development of BigSky in order to provide those products and services to the public;

• The ability to generate revenues from sales;

• The ability to generate brand recognition of the BigSky products and services and acceptance by consumers;

• Increased competition from competitors who offer competing services; and

• The Company’s financial condition and results of operations.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

OUR COMMON STOCK IS A PENNY STOCK.  TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC’S PENNY STOCK REGULATIONS AND THE FINRA’S SALES PRACTICES REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1 of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the FINRAAQ automated quotation system (FINRAAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years. Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c) 2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”. Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning her or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in BigSky Productions, Inc.’s shares, thereby reducing the level of trading activity in any secondary market that may develop for the shares. Consequently, investors in the Company’s securities may find it difficult to sell their securities, if at all.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WHILE BIGSKY EXPECTS TO APPLY FOR LISTING ON THE OTC BULLETIN BOARD (OTCBB), WE MAY NOT BE APPROVED, AND EVEN IF APPROVED, SHAREHOLDERS MAY NOT HAVE A MARKET TO SELL THEIR SHARES, EITHER IN THE NEAR TERM OR IN THE LONG TERM.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

The present owner of each of the Company’s issued and outstanding securities acquired such securities at a cost substantially less than that which the investors in this offering will pay.  Upon the sale of the shares offered hereby, the investors in this offering will experience an immediate and substantial “Dilution”.  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additionally, sales of securities of the Company in the future could result in further “Dilution”.

"Dilution" represents the difference between the offering price of the common stock of the Company and the net book value per share of common stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting total liabilities of the Company from total assets.  In this offering, the level of dilution is relatively substantial as a result of the low book value of the Company's issued and outstanding stock.  The net book value of the Company on June 30, 2008 was $21,558 or $0.00202206 per share.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders, the net book value of the Company will be $221,558 or $0. 0.0096007  per share.  Therefore, the purchasers of the Common Stock in this offering will suffer an immediate and substantial dilution of approximately $0.0403993 per share, while the present stockholders of the Company will receive an immediate and substantial increase  of $0.007579 per share in the net tangible book value of the shares they hold.  This will result in an 80.80% dilution for purchasers of stock in this offering (assuming the maximum offering4,000,000 shares is obtained. Please refer to "Dilution" on page 12.

These risk factors, individually or occurring together, would likely have a substantial negative effect on BigSky’s business and would likely cause it to fail.

FORWARD-LOOKING STATEMENTS

THE FORWARD-LOOKING STATEMENTS ARE BASED UPON MANAGEMENT'S CURRENT VIEWS AND ASSUMPTIONS REGARDING FUTURE EVENTS AND OPERATING PERFORMANCE, AND ARE APPLICABLE ONLY AS OF THE DATES OF SUCH STATEMENTS.  WE DO NOT HAVE ANY INTENTION OR OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, CHANGES IN ASSUMPTIONS, OR OTHERWISE.

This prospectus contains forward-looking statements about BigSky’s business, financial condition and prospects that reflect the Company’s management’s assumptions and beliefs based on information currently available. BigSky can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed merchandising concept that BigSky  expects to market, the Company’s ability to establish a customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

We are offering a minimum of 1,000,000 shares and a maximum of 4,000,000 shares of our common stock on a best efforts and self-underwritten basis.  The offering price per share is $0.05. There is no assurance that BigSky will sell through the direct offering the minimum 1,000,000 common shares nor the 4,000,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see Managements Discussion and Plan of Operation on page 23.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares are	Shares are	Shares are	Shares are
	Sold	Sold	Sold	Sold

GROSS PROCEEDS FROM THIS OFFERING	$50,000	$100,000	$150,000	$200,000

Less: OFFERING EXPENSES
Legal, Accounting and Professional Fees	$4,500	$4,500	$4,500	$4,500
Blue Sky Fees	$500	$500	$500	$500
Edgar Agent Fees	$800	$800	$800	$800
Transfer Agent Fees	$4,500	$4,500	$4,500	$4,500

SUB-TOTAL	$10,300	$10,300	$10,300	$10,300

NET PROCEEDS FROM OFFERING	$39,700	$89,700	$139,700	$189,700

Less: USE OF NET PROCEEDS
Accounting, Legal and Professional Fees	$1,000	$2,000	$3,000	$4,000
Office Equipment and Furniture	$1,000	$2,000	$2,000	$2,000
Office Supplies	$500	$1,000	$1,500	$1,500
Options to Acquire Literary Properties	$10,000	$20,000	$60,000	$70,000

SUB-TOTAL	$12,500	$25,000	$66,500	$77,500

Less: COSTS ASSOCIATED WITH PRODUCT
ACQUISITION
Consulting Expenses	$10,000	$20,000	$35,000	$40,000
Travel	$2,000	$4,000	$6,000	$7,000

SUB-TOTAL	$12,000	$24,000	$41,000	$47,000

Less: ADMINISTRATIVE EXPENSES
Office, Telephone and Internet	$500	$1,000	$1,500	$1,500
Working Capital	$14,700	$39,700	$30,700	$63,700

SUB-TOTAL	$15,200	$40,700	$32,200	$65,200

TOTALS	$50,000	$100,000	$150,000	$200,000

1 The category of General Working Capital may include, but not be limited to, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

2 The above figures represent only estimated costs.

Options to Acquire Literary Properties refer to the cost of purchasing the exclusive rights for a negotiated period of time to acquire screenplays that can be produced into commercially salable motion pictures.  During the term of an option, the owner of the screenplay cannot sell it to any other party.  Upon expiration of an option, we will forfeit the right to purchase the screenplay at the negotiated price.

Travel are to be used for to trips to visit various shoot locations and the acquisition of options on screenplays.  Also, it may become necessary to travel to meet with potential independent contractors for the purpose of website development and other marketing planning activities.

In the case that the offering does not reach the maximum and the total proceeds are less than those indicated in the table, BigSky will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. BigSky’s offering price for shares sold pursuant to this offering is set at $0.05. Our officers and directors paid $2,500 and services for 10,661,381 of $0.001 par value shares of our common stock. This represents a cost per share of $0.0010935 per share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for BigSky stock) and the high level of risk, considering the lack of operating history for BigSky.

DILUTION

“Dilution” represents the difference between the offering price of the shares of Common Stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of BigSky ’s issued and outstanding stock. This is due in part to shares of Common Stock issued to the Company’s founders totaling 10,661,381 shares at $0.0010935 per share versus the current offering price of $0..05 per share. Please refer to the section titled “Transactions with Related Persons, Promoters and Certain Control Persons” on page 30, for more information. The Company’s net book value on June 30, 2008 was $21,558.  Assuming that all of the 4,000,000 shares of common stock offered in this Prospectus are sold, and in effect the Company receives the maximum proceeds of this offering from shareholders, BigSky’s net book value will be approximately $0.0096007 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0403993 per share, while the Company’s present stockholders will receive an increase of $0.007579 per share in the net tangible book value of the shares that they hold. This will result in 80.80% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering.  While this offering has no minimum, the table below includes an analysis of the dilution that will occur if 25%, 50%, 75% of the shares are sold, as well as the dilution if all shares are sold:

Dilution Table

	25% of	50% of	75% of	Maximum
	Offering	Offering	Offering	Offering

Offering Price Per Share	$0.05	$0.05	$0.05	$0.05

Book Value Per Share Before the Offering	$0.0020221	$0. 0020221	$0.0020221	$0.0020221

Book Value Per Share After the Offering	$0.0041713	$0.0061389	$0.0079422	$0.0096077

Net Increase to Original Shareholders	$0.0021490	$0.0041140	$0.0059170	$0.0075790

Decrease in Investment to New Shareholders	$0.0458287	$0.0438611	$0.0420578	$0.0403993

Dilution to New Shareholders (%)	91.66%	87.72%	84.12%	80.80%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The Company’s offering consists of a maximum of 4,000,000 shares of common stock to be sold by BigSky Productions, Inc. at $0.05 per share. The selling shareholders offering consists of 1,025,000 shares of our common stock that is to be sold at the same price.

We are offering up to 4,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers with a minimum of 1,000,000 shares. In addition 1,025,000 shares are being sold by current shareholders. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account at Washington Mutual Bank (to Delos Stock Transfer Company-Escrow Account fbo BigSky Productions, Inc.) The funds will be maintained in the separate bank until we receive $50,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. If we have not sold 1,000,000 shares and raised $50,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we choose to extend the offering, all funds will be promptly returned to you without a deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise $50,000 within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. Our officers and directors will make the determination regarding whether the offering conditions are satisfied. There are no finders involved in our distribution.

Our officers and directors will not purchase shares in this offering.

We will sell the shares in this offering through our officers and directors. He will not receive any commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.       The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Our officers and directors are not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. They are and will continue to be our officers and directors at the end of the offering and has not been during the last 12 months and is currently not a broker/dealer or associated with a broker/dealer. They have not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of Mr. Martin and Ms. Santillan. Mr. Martin and Ms. Santillan will not purchase any shares in this offering and there will be no offers or sales to affiliates of Mr. Martin and Ms. Santillan. Further, the shares will not be offered through any media or through investment meetings. Mr. Martin and Ms. Santillan will personally contact a potential investor. The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

Selling Security Holders

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

• A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
• Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
• Ordinary brokerage transactions and transactions in which the broker solicits purchasers
• Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

To our knowledge, no selling shareholder is affiliated with a broker/dealer.

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. If and when our common stock becomes quoted on the OTC Bulletin Board or listed on the securities exchange, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time. We will not receive any proceeds from the sale of the shares by the selling shareholders.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination, notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further,  many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement; and
2. deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to: All checks for subscriptions must be made payable to Delos Stock Transfer Company Escrow Account-fob BigSky  and sent to BigSky Productions, Inc. C/O Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Washington Mutual Bank until we have received $50,000. Upon receipt of $20,000, we will withdraw and use the funds. If we do not receive the $50,000 within 180 days of the effective date of this offering, 90 additional days if extended, or a total of 270 days, all subscriptions received by it will be promptly returned to each investor without interest or deduction therefrom.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of June 30, 2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders at a purchase price of $0.0010935 per share pursuant to the exemption from the registration under the Securities Act.   The selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now officers and directors of our Company.

The percentages below are calculated based on 10,411,381 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name	Number of Shares Owned Pre-Offering	Number of Shares Offered	Number of Shares Owned Post Offering	Percentage of Shares Owned Post Offering
Ellis Martin	10,411,381	1,000,000	9,411,381	64.19%
Mirza Santillan	250,000	25,000	225,000	1.53%

Notes:

This chart assumes the sale of all 4,000,000 shares of Company stock offered in this prospectus.

On February 29, 2008, we issued approximately 10,661,381 shares of our common stock to Ellis Martin who is our President and a Director. The shares were issued at a price of $0.0010935 per share for total cash in the amount of $2500 and services valued at $20,808. The shares bear a restrictive transfer legend.

Mr. Ellis nor Ms. Santillan is a broker/dealer or an affiliate of a broker/dealer.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Selling Shareholders

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.   The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.05 has been determined arbitrarily. See "Determination of Offering Price" on page 12.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

New Issue of Shares

The Company will be offering 4,000,000 shares of common stock at $0.05 per share and the offering will be conducted on a best-efforts basis utilizing the efforts of the officers and directors of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances.  The intended methods of communication include, without limitation, telephone, personal contact and small meetings of friends, family and business associates.  In his endeavor to sell this offering, they do not intend to use any mass advertising methods such as the internet or print media.

Funds received in connection with sales of BigSky Productions, Inc’s securities pursuant to this prospectus will be transmitted immediately into an escrow account at Delos Stock Transfer Company for processing the subscription agreements and immediately upon the acceptance of the investor by the Company as a shareholder, funds will be deposited into the bank accounts of the Company.  There can be no assurance that all, or any, of the shares will be sold.

The officers and directors of BigSky will receive no commissions for any sales they originate on BigSky’s behalf. The Company believes that its officers and directors, Ellis Martin and Mirza Santillan, are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, he:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2. Is not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4.  Each meets the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial    duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

BigSky’s officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this prospectus, BigSky has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if BigSky were to enter into such arrangements, BigSky will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which BigSky has complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, BigSky has not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to Delos Stock Transfer Company-Escrow Account fbo BigSky Productions, Inc. ("Escrow Account") and will be deposited in a minimal interest or non-interest bearing bank account until the proceeds are deposited into the accounts of the Company.  No interest will be paid to any subscriber.  All subscription agreements and checks are irrevocable and should be delivered to Delos Stock Transfer Company.  Failure to do so will result in checks being returned to the investor who submitted the check.  All subscription funds will be held in the Escrow Account pending confirmation of good funds by the bank holding the Escrow Account and then released to the Company upon acceptance of the investor as a shareholder. The escrow agent will continue to receive funds and perform additional disbursements until either the maximum offering is achieved, the Company’s Board of Directors elects to terminate the offering prior the sale of all of the shares registered or the allotted time period of this offering expires in accordance with the terms of this prospectus, whichever event first occurs.

Investors can purchase common stock in this offering by completing a Subscription Agreement which will be provided by the Company and sending it together with payment in full to Delos Stock Transfer Company, 762South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962. All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement. All subscription agreements and checks are irrevocable.  BigSky reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once BigSky accepts a subscription, the subscriber cannot withdraw it.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by BigSky. All of these shares will be issued to business associates, friends, and family of the current BigSky’s shareholders. The Officers and Directors of BigSky will not register as broker-dealers in connection with this offering. They will not be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor have they been so associated within the previous twelve (12)months, and primarily performs substantial duties as Officers and Directors that  are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve (12) months.

Penny Stock Regulations

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction and provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to two years if extended by action of the Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

•	execute and deliver a subscription agreement; and
•	deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Delos Stock Transfer Company Escrow Account-fob BigSky  and sent to BigSky Productions, Inc. C/O Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions and within five days after rejection.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF BUSINESS

General

We were incorporated on February 28, 2008, under the laws of the State of Nevada. We are a development stage independent motion picture producer having our principal office located at 204 Mescal Circle NW, Albuquerque, New Mexico. Our facsimile number is (772) 226-5557.  Our website is presently being developed at www.big-skyproductions.com.

We are in the business of developing, producing, marketing and distributing low-budget feature-length action films.  We have not commenced business operations.  To date, our business activities have been limited to organizational matters, acquiring film rights, developing our website and the preparation and filing of the registration statement of which this prospectus is a part.

We intend to fully exploit all rights in each film that we produce, including theatrical and non-theatrical distribution in all markets and media throughout the world.  Where applicable, we also intend to pursue the publishing and promotion of associated music, the incorporation of original songs on sound tracks for subsequent use in promotion, sound track albums, story-telling records and the licensing of merchandising rights.

We currently have no employees except for our officers and directors.  We may utilize independent contractors and consultants from time to time to assist in developing, producing and promoting our motion pictures. Independent contractors are generally paid on a commission, hourly or job-related basis, depending on the services being performed.

We have no plans, arrangements, commitments, or understandings to engage in a merger or acquisition with another company.

BigSky Productions, Inc.

We are committed to the development and production of commercially salable feature-length motion pictures having budgets of up to $2 million, but which have enduring value in all media.  We anticipate not only acquiring rights and producing motion pictures but also capitalizing on other marketing opportunities associated with these properties.

We do not have sufficient capital to independently finance our own productions. We intend to rely on outside sources of financing for all film production activities.  We plan to use most of our available capital to finance film development by acquiring options to existing screenplays and commissioning new screenplays, pre-production and marketing.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to produce commercially successful motion picture films.  In order to succeed, we must develop or acquire screenplays appropriate for production and distribution.  We intend to rely on our President's access to and relationships with, creative talent, including writers, actors and directors to find suitable existing screenplays.  We also intend to rely upon our website to identify a story or concept that can be developed into a new screenplay.

Our website is being developed and is expected to be fully operational by December 31, 2008.  The purpose of our website is to encourage the submission of short films (less than 11 minutes) and trailers.  Posting a submission on our website will cost $99.95.  Submission fees are intended to defray our operational costs. Management does not anticipate that fees from these submissions will be sufficient to achieve profitability.  All submissions may be viewed by any visitor to our website free of charge. Visitors may vote online for their favorite submission.  At the end of each calendar year, commencing in 2010, we will offer the director of the submission receiving the most votes on our website an opportunity to direct a feature film based on the submission.  To this end, we will also commission a feature-length screenplay to be written by a professional writer, based on the submission.  We will exclusively own all right title and interest in and to the screenplay and any film derived from it.  We may make similar offers with respect to all submissions.

We plan to employ a flexible strategy in developing and producing our motion picture and film properties.  We will use our own capital and financial resources to develop a project to the point where it is ready to go into production.  For each motion picture, we will assemble a business plan for presentation to prospective investors and financiers, consisting of the screenplay, a budget, shooting schedule, production board and the commitment by a recognizable actor or director.

We believe that we should be able to secure recognizable talent based on the attractiveness of the screenplay, but we may also offer, as an added incentive, grants of our stock or options to acquire our stock.  We will then secure the financing to produce the movie and make it available for distribution.  The financing may come from federal and provincial governments in Canada and financial institutions, lenders with profit participation, advances from distribution companies, accredited investors or a combination of outside sources. We may also, use the shares of the Company to raise additional monies for the purpose of financing production of films.

By developing a film project to this advanced stage, we believe that we will be able to maximize our leverage in negotiating production and financing arrangements.  Nevertheless, there may be situations when we may benefit from financial assistance at an earlier stage.  These occasions may be necessary as a result of lengthy development of a screenplay, the desirability of commissioning a screenplay by a highly paid writer, the acquisition of an expensive underlying work, or a significant financial commitment to a director or star.

It is common for motion picture producers to grant contractual rights to actors, directors, screenwriters, and other creative and financial contributors to share in revenue or net profits from the motion picture.  Except for the most sought-after talent, these third-party participants are generally paid after all distribution fees, marketing expenses, direct production costs and financing costs are recouped in full.  We plan to be flexible in compensating talent. We do not object to entering into profit sharing arrangements.  We will also consider the use of our securities to reward the actors and other participants in a successful motion picture.

Motion picture revenue is derived from the worldwide licensing of a film to several distinct markets, each having its own distribution network and potential for profit. The selection of the distributor for each of our feature films will depend upon a number of factors. Our most basic criterion is whether the distributor has the ability to secure bookings for the exhibition of the film on satisfactory terms. We will consider whether, when and in what amount the distributor will make advances to us. We will also consider the amount and manner of computing distribution fees and the extent to which the distributor will guarantee certain print, advertising and promotional expenditures.  We will not attempt to obtain financing for the production of a particular film unless we believe that adequate distribution arrangements for the film can be made.

No assurance can be given that our motion pictures, if produced, will be distributed and, if distributed, will return our initial investment or make a profit. To achieve the goal of producing profitable feature films, we plan to be extremely selective in our choice of literary properties and exercise a high degree of control over the cost of production.  Although we plan to produce films that will generate substantial box office receipts, we will produce our films in a fiscally conservative manner. We believe that it is possible for a feature action film to return the initial investment and show a profit based on an average box office run, with residuals from the sale of ancillary rights adding to cash flow in future years.  By keeping strict control of our costs, we will strive for consistent and profitable returns on our investment.

Feature Film Production

Feature film production does not require the ownership of expensive equipment. All the necessary equipment needed to engage in every aspect of the film production process can be rented or borrowed for the period in which it is needed.  This is standard operating procedure for all production companies within the industry and we plan to follow this procedure in our productions.

Such rentals and temporary equipment are accounted for in the budget of each film in what are called the "below the line" costs that are directly charged to the production or the cost of "manufacturing" the film.  We plan to rent whatever equipment is needed for the shortest period of time and to coordinate its use to avoid idle time.

Essential to our success will be the production of high quality action films having budgets of $2-Million or less that have the potential to be profitable.  We will not engage in the production of X-rated material. We plan to make motion pictures that appeal to the tastes of the vast majority of the movie-going public. Our films will be cast into a wide range of genres, with our initial focus being on suspense, action drama, and comedy action.  All our films will be suitable for domestic and international theatrical exhibition, pay cable, network and syndicated television, as well as all other ancillary markets.

The low budgets within which we intend to operate will serve the dual purpose of being low enough to limit our downside exposure and high enough to pay for a feature film with accomplished actors or directors that appeal to the major markets. The market pull of the talent to be used must justify their fees by helping to attract advances. Our budgets must remain small enough so that a large percentage of our capital is not put at risk. We intend to produce projects with built-in break-even levels that can be reached with ancillary and foreign distribution revenue. If the movie crosses-over into a wide national distribution release, we can potentially generate a large profit because our share is not limited as with ancillary and foreign revenue.

In order to produce quality motion pictures for relatively modest budgets, we will seek to avoid the high operating expenses that are typical of major U.S. studio productions.  We do not plan on having high overhead caused by large staff, interest charges, substantial fixed assets, and investment in a large number of projects that are never produced.  We believe that by maintaining a smaller, more flexible staff, with fewer established organizational restrictions we can further reduce costs through better time management than is possible in a major studio production.

We also plan to enter into co-productions with experienced and qualified production companies in order to become a consistent supplier of motion pictures to distributors in the world markets.  With dependable and consistent delivery of product to these markets, we believe that distribution arrangements can be structured that will be equivalent to the arrangements made by major studios. We do not want to relinquish control of our productions, so we intend to provide up to 50% of the required funds. We may obtain our portion of the production costs from third parties in the form of debt financing, profit participation or government financing.  We can give no assurance that we will be able to secure such financing, and as such, we may be required to relinquish control of the project.  If we lose control of the project then we will likely be unable to influence the production, sale, distribution or licensing of the film.

Primary responsibility for the overall planning, financing and production of each motion picture will rest with our management. For each motion picture we will employ an independent film director who will be responsible for, or involved with, many of the creative elements, such as direction, photography, and editing.  All decisions will be subject to budgetary restrictions and our business control, although we will permit an independent director to retain reasonable artistic control of the project, consistent with its completion within strict budget guidelines and the commercial requirements of the picture.

Financing Strategy

We will not be able to produce a feature film on our own with the proceeds of this offering without additional outside financing and the deferral of certain production costs.  Whenever possible we will attempt to make arrangements with providers of goods and services to defer payment until a later stage in the production and financing cycle.  Once a film package has been assembled, there are various methods of obtaining the funds needed to complete the production of a motion picture.  Examples of financing alternatives include the assignment of our rights in a film to a joint venture or a co-producer.  Alternatively, we may form a limited liability company or partnership where we will be the managing member or the general partner. We may also obtain favorable pre-release sales or pre-licensing commitments from various end-users such as independent domestic distributors, foreign distributors, cable networks, and video distributors. These various techniques, which are commonly used in the industry, can be combined to finance a project without a major studio financial commitment.  We may, at management’s discretion, sell shares of our capital stock or exchange shares for services, to finance the production of films.

By virtue of using Canada as our primary shooting location, we may be able to obtain financial support from the Canadian federal and provincial governments.  By filming in Canada, we expect to be able to borrow against tax credits obtained through Canadian federal and provincial production services tax credits.  These tax credits will enable to us to recover 27% to 33% of eligible labor costs, or approximately 13.5% to 16.5% of our total production budget.  Canadian banks commonly allow producers to borrow against such tax credits in producing motion pictures.  We may also be able to access foreign government financing through international co-productions with treaty countries.

We may use any one or a combination of these or other techniques to finance our films. We anticipate that any financing method will permit us to maintain control over the production. There can be no assurance that we will be able to successfully arrange for such additional financing and to the extent we are unsuccessful, our production activities may be adversely affected.

As part of our financing strategy, we may use some of the proceeds of this offering that are allocated to movie production to be used as an advance payment to secure the services of a star actor. This will assure the actor's services and will assist us in obtaining financing to produce the movie.

Distribution Arrangements

Effective distribution is critical to the economic success of a feature film, particularly when made by an independent production company. We have not as yet negotiated any distribution agreements.

We intend to release our films in the United States through existing distribution companies, primarily independent distributors. We will retain the right for ourselves to market the films on a jurisdiction-by-jurisdiction basis throughout the rest of the world and to market television and other uses separately.  In many instances, depending upon the nature of distribution terms available, it may be advantageous or necessary for us to license all, or substantially all, distribution rights through one major distributor.

It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, that we may secure for our motion pictures.

To the extent that we engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

Competition

The motion picture industry is intensely competitive. Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of entertainment.  The industry is currently evolving in such a way that certain multinational multimedia firms will be able to dominate this space because of their control over key film, magazine, and television content, as well as key network and cable outlets.  These organizations have numerous competitive advantages, such as the ability to acquire financing for their projects and to make favorable arrangements for the distribution of completed films.

We will be competing with the major film studios that dominate the motion picture industry.  Some of these firms we compete with include: Lion's Gate Entertainment, Twentieth Century Fox; AOL Time Warner's Warner Bros. including Turner, New Line Cinema and Castle Rock Entertainment; Viacom's Paramount Pictures; Vivendi Universal's Universal Studios; Sony Corp.'s Sony Pictures including Columbia and TriStar; Walt Disney Company's Buena Vista, Touchstone and Miramax and Metro-Goldwyn-Mayer including MGM Pictures, UA Pictures, Orion and Goldwyn. We will also compete with numerous independent motion picture production companies, television networks, and pay television systems, for the acquisition of literary properties, the services of performing artists, directors, producers, and other creative and technical personnel, and production financing. Nearly all of our competitors are organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories, and may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements. Our success will depend on public taste, which is both unpredictable and susceptible to rapid change.

As an independent film production company, we most likely will not have the backing of a major studio for production and distribution support. Consequently, we may not be able to complete a motion picture.  If we do, we may not be able to make arrangements for exhibition in theaters.  Our success in theaters may determine our success in other media markets.

In order to be competitive, we intend to create independent motion pictures of aesthetic and narrative quality comparable to the major film studios that appeal to a wide range of public taste both in the United States and abroad.  By making our films in Canada we believe that we will be able to significantly reduce production costs, and thereby offer our films to distributors at extremely competitive pricing.  We plan to be very selective when developing screenplays.  We plan to produce our motion pictures efficiently, by employing talented and established professionals with experience in the industry.  Also, we plan on exploiting all methods of distribution available to the motion picture industry.

Intellectual Property Rights

Rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries, including Canada.  These laws provide substantial civil and criminal penalties for unauthorized duplication and exhibition of motion pictures. Motion pictures, musical works, sound recordings, artwork, and still photography are separately subject to copyright under most copyright laws. We plan to take appropriate and reasonable measures to secure, protect, and maintain copyright protection for all of our pictures under the laws of the applicable jurisdictions. Motion picture piracy is an industry-wide problem.  The motion picture industry trade association provides a piracy hotline and investigates all piracy reports. The results of such investigations may warrant legal action, by the owner of the rights, and, depending on the scope of the piracy, investigation by the Federal Bureau of Investigation and/or the Royal Canadian Mounted Police with the possibility of criminal prosecution.

Under the copyright laws of Canada and the United States, copyright in a motion picture is automatically secured when the work is created and "fixed" in a copy. We intend to register our films for copyright with both the Canadian Copyright Office and the United States Copyright Office.  Both offices will register claims to copyright and issue certificates of registration but neither will "grant" or "issue" copyrights.  Only the expression (camera work, dialogue, sounds, etc.) fixed in a motion picture can be protected under copyright. Copyright in both Canada and the United States does not cover the idea or concept behind the work or any characters portrayed in the work.  Registration with the appropriate office establishes a public record of the copyright claim.

Ordinarily, a number of individuals contribute authorship to a motion picture, including the writer, director, producer, camera operator, editor, and others. Under the laws of both the United States, and Canada,  these individuals are not always considered the "authors," however, because a motion picture is frequently a "work made for hire." In the case of a work made for hire, the employer, not the individuals who actually created the work, is considered the author for copyright purposes.  We intend all of our films to be works made for hire in which we will be the authors and thereby own the copyright to our films.

Canada's copyright law is distinguished from that of the United States by recognizing the moral rights of authors.  Moral rights refer to the rights of authors to have their names associated with their work, and the right to not have their work distorted, mutilated or otherwise modified, or used in association with a product, service, cause or institution in a way that is prejudicial to their honor or reputation.  Moral rights cannot be sold or transferred, but they can be waived.  We intend that all individuals who contribute to the creation of any of our motion pictures will be required to waive any such moral rights that they may have in the motion picture.

For copyright purposes, publication of a motion picture takes place when one or more copies are distributed to the public by sale, rental, lease or lending, or when an offering is made to distribute copies to a group of persons (wholesalers, retailers, broadcasters, motion picture distributors, and the like) for purposes of further distribution or public performance. A work that is created (fixed in tangible form for the first time) on or after January 1, 1978, is automatically protected from the moment of its creation and is ordinarily given a term enduring for the author's life plus an additional 70 years after the author's death. For works made for hire, the duration of copyright will be 95 years from publication or 120 years from creation, whichever is shorter.

Although we plan to copyright all of our film properties and projects, there is no practical protection from films being copied by others without payment to us, especially overseas. We may lose an indeterminate amount of revenue as a result of motion picture piracy. Being a small company, with limited resources, it will be difficult, if not impossible, to pursue our various remedies.

Motion picture piracy is an international as well as a domestic problem. It is extensive in many parts of the world. In addition to the Motion Picture Association of America, the Motion Picture Export Association, the American Film
Marketing Association, and the American Film Export Association monitor the progress and efforts made by various countries to limit or prevent piracy. In the past, these various trade associations have enacted voluntary embargoes of motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy. The United States government has publicly considered trade sanctions against specific countries that do not prevent copyright infringement of American motion pictures. There can be no assurance that voluntary industry embargoes or United States government trade sanctions will be enacted. If enacted, such actions may impact the revenue that we realize from the international exploitation of our motion pictures. If not enacted or if other measures are not taken, the motion picture industry, including us, may lose an indeterminate amount of revenue as a result of motion picture piracy.

Censorship

An industry trade association, the Motion Picture Association of America, assigns ratings for age group suitability for domestic theatrical distribution of motion pictures under the auspices of its Code and Rating Administration. The film distributor generally submits its film to the Code and Rating Administration for a rating. We plan to follow the practice of submitting our motion pictures for ratings.

Television networks and stations in the United States as well as some foreign governments may impose additional restrictions on the content of a motion picture that may wholly or partially restrict exhibition on television or in a particular territory.

We will not engage in the production of X-rated material. We plan to make motion pictures that appeal to the tastes of the vast majority of the movie-going public. We plan to produce our motion pictures so there will be limited material restrictions on exhibition in any major market or media. This policy may require production of "cover" shots or different photography and recording of certain scenes for insertion in versions of a motion picture exhibited on television or theatrically in certain jurisdictions.

There can be no assurance that current and future restrictions on the content of our films may not limit or affect our ability to exhibit our pictures in certain jurisdictions and media.

Theatrical distribution of motion pictures, in a number of states and certain jurisdictions, is subject to provisions of trade practice laws passed in those jurisdictions. These laws generally seek to eliminate the practice known as "blind bidding" and prohibit the licensing of films unless theater owners are invited to attend screenings of the film first. In certain instances, these laws also prohibit payment of advances and guarantees to film distributors by exhibitors.

Labor Laws

We are aware that the cost of producing and distributing filmed entertainment has increased substantially in recent years. This is due, among other things, to the increasing demands of creative talent as well as industry-wide collective bargaining agreements. Many of the screenplay writers, performers, directors and technical personnel in the entertainment industry who will be involved in our productions are members of guilds or unions that bargain collectively on an industry-wide basis. We have found that actions by these guilds or unions can result in increased costs of production and can occasionally disrupt production operations.  If such actions impede our ability to operate or produce a motion picture, it may substantially harm our ability to earn revenue.

We will use non-unionized talent whenever possible to reduce our costs of production.  Notwithstanding, many individuals associated with our productions, including actors, writers and directors, will be members of guilds or unions, that bargain collectively with producers on an industry-wide basis from time to time. Our operations will be dependent upon our compliance with the provisions of collective bargaining agreements governing relationships with these guilds and unions.  Strikes or other work stoppages by members of these unions could delay or disrupt our activities.  The extent to which the existence of collective bargaining agreements may affect us in the future is not currently determinable.

Description of Property

We are presently using office space in Albuquerque, New Mexico, provided at no cost by our President.  If we are able to sell all of the offered shares, we may lease office space in the Greater Albuquerque area.

Number of Total Employees

BigSky Productions, Inc. is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of Ellis Martin and Mirza Santillan, our  officers and directors, to set up our business operations.  They currently work for us on a part-time basis and whose time and efforts are being provided to BigSky  without compensation. Mr. Martin and Ms. Santillan expect to devote approximately 10 hours per week to our business.  Mr. Martin is prepared to dedicate additional time to our operations, as needed.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by these individuals. There are no other full- or part-time employees.

The film production professionals we plan to utilize will be considered independent contractors.  We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our company.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Board Committees

BigSky has not yet implemented any board committees as of the date of this prospectus.

Directors

The maximum number of directors BigSky is authorized to have is seven (7). However, in no event may BigSky have less than one director. Although the Company anticipates appointing additional directors, it has not identified any such person. BigSky currently has two directors.

Facilities

BigSky uses an administrative office located at 204 Mescal Circle, Albuquerque, New Mexico 87105. Office space is currently being provided free of charge at this location by our President. Currently, there are no proposed programs for the renovation, improvement or development of the facilities currently use.

The Company’s management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. The Company does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next months 12. Our auditor's opinion is based on our suffering initial losses, having no operations, and having limited working capital. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations. We believe the technical aspects of our website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. The money we raise in this offering will last twelve (12)months.

We have only two officers and directors who are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

We must raise cash to implement our business plan. The minimum amount of funds raised from the offering that we feel will allow us to implement our business strategy is $25,000. We feel if we can raise the maximum amount of the offering ($200,000), the Company will be able to accelerate the implementation of its business strategy by hiring more experienced marketing and creative consultants.

BigSky Productions, Inc. was incorporated in the State of Nevada on February 28, 2008.  BigSky is a startup and has not yet realized any revenues.  Our efforts have focused primarily on the development and implementation of our business plan.  No development related expenses have been or will be paid to affiliates of BigSky.

In our initial operating period from inception to June 30, 2008, we generated no revenues and incurred $2,000 in operating expenses.  Since our incorporation, we have raised capital through private sales of our common equity.  In February 2008, we issued 9,407,238 shares of our common stock to Ellis Martin, the President and member of the board of director, in exchange for cash of $2,250 and services performed valued at $11,408.  In addition, in March, 2008, the company issued 250,000 shares of our common stock to Mirza Santillan, the Secretary-Treasurer and member of the board of director, in exchange for cash of $250.

Generating revenues in the next six (6) to months 12  is important to support our planned ongoing operations. However, we cannot guarantee that we will generate such growth.  If we do not generate sufficient cash flow to support our operations over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our management does not anticipate the need to hire additional full or part- time employees over the next six (6) months, as the services provided by our officers and directors appear sufficient at this time.  We believe that our operations are currently on a small scale that is manageable by these two individuals.  Our management's responsibilities are mainly administrative at this early stage.  While we believe that the addition of employees is not required over the next six (6) months, the professionals we plan to utilize will be considered independent contractors. We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our company.

Our management does not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plants or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our director.  Additionally, we believe that this fact shall not materially change.

Plan of Operation

Upon completing this offering, we intend to develop screenplays that can be produced into commercially successful motion pictures having budgets of $2-Million or less.  Such development will include the purchase of exclusive options to acquire existing screenplays and the commissioning of a screenplay based on a submission to our website.  We plan to complete this development within twelve to eighteen months from the time the Securities and Exchange Commission deems this registration statement effective. To date, we have not secured any options to acquire screenplays or entered into any agreements regarding any other development projects.

Our website www.big-skyproductions.com is being developed and is expected to be fully operational by December 31, 2008.  We expect the final development cost of our website to be about $20,000.  To the extent that we are unable to sell all of the offered shares, our President will advance sufficient funds to complete development of our website.

The purpose of our website is to encourage the submission of short films (less than 11 minutes) and trailers by aspiring filmmakers.  Posting a submission on our website will cost $99.95.  Submission fees are intended to defray our operating costs and we do not expect them to result in positive revenue.  All submissions may be viewed by any visitor to our website free of charge. Visitors may vote online for their favorite submission.

At the end of each calendar year, commencing in 2010, we will offer the director of the submission receiving the most votes on our website an opportunity to direct a feature film based on the submission.  To this end, we will also commission a feature-length screenplay to be written by a professional writer, based on the submission.  We will exclusively own all right title and interest in and to the underlying screenplay and any film derived from it.  We may make similar offers in respect of other submissions.

The minimum script fee for productions subject to the Independent Production Agreement (the "IPA") between the Writers' Guild of Canada and the Canadian Film and Television Production Association ("CFTPA") is approximately $40,000 per script.  Small, independent producers, like BigSky Productions, are not members of the CFTPA and are not bound by the IPA or its minimum script fee. Script fees in the United States and Canada are highly negotiable for small, independent producers, beginning at approximately $5,000 per script, and increasing with the experience and celebrity of the writer.  We have set the upper threshold for our commissioned screenwriting budget at $10,000 per script.  This amount was arbitrarily determined by our management based on an assessment of our requirements.

The number of screenplays to which we will be able to secure production rights during the development stage will depend upon the success of this offering.  We plan to develop at least one screenplay based on the submission to our website that receives the most votes in 2009, regardless of the number of shares we sell in this offering.  If the proceeds from this offering are insufficient to pay for such development, our President may advance up to $10,000 on our behalf in this regard.  If we sell 50% of our offering (1,000,000 shares) we expect to have options to acquire two screenplays plus the commissioned screenplay.  If we are successful in selling 75% of this offering (1,500,000 shares), we plan to have options to acquire five screenplays in addition to the commissioned screenplay.

We intend to be very selective when choosing literary properties to develop. All stories must be character driven, with a gripping plot, engaging characters, and subplots that are inextricably interwoven with the main plot.  They must appeal to a mass audience with a rating of PG, PG-13 or R, and should be within the genres of suspense, action drama or comedy action.  No screenplay that we select or develop will require more than three main characters, five minor characters and ten bit characters.  Scripts cannot require more than 50 extras throughout the entire production, or more than 20 extras in any single scene.  Stories should take place between 25-35 different locations, but production must be limited to no more than 5-10 physical locations.  Scenes must be limited to 16-2 interior and 10-15 exterior, with approximately 80% synchronous sound.  We will not consider any scripts that require more than two special effects scenes, location scenes involving talent, staff or crew travel or per diems, futuristic or period sets, props or wardrobe.

We will not be able to produce a feature film with the proceeds of this offering, regardless of the amount raised, without additional outside financing and cost deferral.  We may, at some point, finance the production of films by selling shares of our capital stock. We would prefer to finance production through a variety of outside sources.  We will apply for funding through the Canadian federal and provincial governments, and for production services tax credits.  We will attempt to obtain favorable pre-release sales or pre-licensing commitments from independent U.S. distributors, foreign distributors, cable networks, and video distributors.  We will request that providers of goods and services accept deferred payment arrangements. We also may assign a portion of our film rights to a joint venture or a co-producer.  In addition, we will consider the formation of a limited liability company or partnership for which we will act as managing member or general partner and privately offer membership or partnership interests to film venture capitalists.  We do not have any present plans, proposals, arrangements or understandings with any parties that will provide production financing.  If we are unable to obtain production financing for any film, then we may be compelled to abandon production of the film.

By March 1, 2009, we will select one of our developed screenplays for pre-production.  Our choice of screenplay for pre-production will be dependent upon various factors including cost, location, marketability and producer availability.  During the pre-production stage, we will prepare a business plan for the film to present to prospective investors and financiers.  We will also attempt to obtain the commitment of a recognizable actor or director, secure the services of a co-producer, finalize the screenplay, and prepare a budget, preliminary shooting schedule and production board.  The commitment of a recognizable acting or directing talent is often useful to secure production financing.  There can be no assurance that we will be able to secure a recognizable actor or director for our films, which may hinder our ability to obtain financing.

The business plan, together with the screenplay, budget, shooting schedule, production board and any talent commitment will then be presented to prospective investors and financiers by our management.  We estimate that it will take four months to complete the pre-production of a film to the point that a business plan can be presented, and cost approximately $12,000.

If we are successful in obtaining sufficient production financing for a motion picture, then we will complete pre-production of the picture, including the hiring of a production team; hiring a casting director to submit the screenplay to appropriate actors as recommended by their agents or as deemed appropriate by us; developing relationships with foreign sales companies to pre-sell foreign film distribution rights; and finalizing shooting location arrangements. We anticipate that it will take a further three months to complete pre-production of the motion picture once we have obtained our financing.

Having completed the pre-production of a motion picture, we will commence production.  The duration of principal photography is established by the shooting schedule during pre-production, with allowances for delays caused by such things as inclement weather, illness, injury, location unavailability.  We intend to limit principal photography of any of our motion pictures to a total of three months.  We estimate that post-production will take four months to complete.  This includes editing, sound, mixing and the final print. We do not intend to make any films that cost more than $2- million for production and post-production.

We will not earn revenue from the production of a motion picture unless we sell or license our film to a distributor.  As such, effective distribution agreements will be critical to our economic success. We have not as yet negotiated agreements for the distribution of our films.  We will attempt to pre-sell distribution rights during the pre-production stage in order to obtain financing for our motion pictures.  If we are unsuccessful in pre-selling distribution rights, we will be required to obtain a distribution deal after post-production.  We intend to market our films through personal contacts of our officer, and through a film representation company.  We expect that the cost of retaining a film representation company will be $2,500 per film.

We intend to release our films in the United States through existing distribution companies, primarily independent distributors. We will retain the right for ourselves to market the films on a territory-by-territory basis throughout the rest of the world and to market television and other uses separately. In many instances, depending upon the nature of distribution terms available, it may be advantageous or necessary for us to license all, or substantially all, distribution rights through one major distributor.  It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, which we may secure for our motion pictures.

To the extent that we engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

If we are unable to obtain theatrical distribution on acceptable terms, we may evaluate other alternatives such as retaining a distributor as an independent contractor or bypassing theatrical distribution altogether.  If we retain a distributor as an independent contractor we may need to seek additional financing to cover this cost, which we anticipate will be $50,000 to $100,000 per film. If we bypass theatrical distribution and attempt to release our films directly to pay cable or home video, we will probably not generate enough revenues to become profitable.  If we are unable to obtain adequate distribution, we may not have the ability to generate revenues.

We do not intend to hire any employees during the next twelve (12) months.  Instead, we will utilize independent contractors, consultants, and other non-employee creative personnel to assist in the development and pre-production of our motion pictures as needed.

BigSky Productions, Inc. designates the following as its priorities for the next six (6) to twelve (12) months:

1.	Developing the operating base, including computer equipment and web site development;

2.	Commissioning a screenplay; and

3.	Commencing a campaign aimed at attracting potential employees and cinema professionals.

Two key objectives have been identified as critical success factors after successfully attaining the minimum offering proceeds in order for BigSky to implement its planned business operations:

1.
Establishing an Internet presence:  We believe that developing a website is critical to reaching prospective screenwriters as well as industry professionals.  Our proposed website www.big-skyproductions.com will be designed as a marketing mechanism to generate awareness of our brand and production concept as well as attracting new writing talent.

2.	Internet Marketing

In the initial six months following this offering, BigSky's  promotional strategy will focus on creating website visibility.  We have identified the following services that we believe will support this objective:

•	Utilize search engine placement and keyword submission optimization services to increase the visibility of the website to our target market and

•	Utilize "Guaranteed Traffic Banner Advertising" to generate a specific number of visits to our website by individuals in our target market.

To maximize the potential of our website, BigSky intends to utilize Internet search engine placement and submission strategies, guaranteed traffic driving services and a direct e-mail campaign designed to drive people directly to the website to learn more about the product and/or to make a purchase.  The Company does not expect to generate screenplay opportunities from its website in the initial six months of the website becoming fully-operational.

BigSky’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering. If BigSky does not raise at least 25% of the offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of revenues in the next months (12)is important in the execution of the plan of operations. However, the Company cannot guarantee that it will generate such growth. If BigSky does not produce sufficient cash flow to support BigSky’s operations over the next twelve (12) months, BigSky may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. BigSky can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

CHANGE IN DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

BigSky has no disagreements with its accountants regarding accounting or financial disclosure matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to BigSky to own more than 5% of the outstanding common stock as of February 29, 2008, and by the Officers and Directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class*
Common Stock	Ellis Martin 204 Mescal Circle NW Albuquerque, New Mexico 87105	10,411,381	97.66%
Common Stock	Mirza Santillan 204 Mescal Circle NW Albuquerque, New Mexico 87105	250,000	2.34%

*The percent of class is based on 10,661,381 shares of common stock issued and outstanding as of June 30, 2008.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serves until hisor her successor is elected and qualified.  Each of the officers is appointed by the Board of Directors to a term of one year and serves until her or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

Background of Directors, Executive Officers, Promoters and Control Persons

Ellis Martin, Age 59: Mr. Martin has been the Executive Producer of The Opportunity Show since 2000, and is the President and CEO of the parent corporation, Sol Media International Ltd.  Sol Media produces and airs syndicated financial and talk radio programs such as The Opportunity Show heard on radio stations across North America. Prior to that he was the Executive Vice-President of The Phoenix Media Group, Ltd. a public corporation based in Burbank, California also in the business of radio production, with interests in film and television.  During his tenure with Phoenix Media he was responsible for increasing revenues by almost 200% annually.   He previously held positions as Station Manager for WHB-AM in Kansas City and KMZU-FM in Carrollton, Missouri covering five Midwestern states and 50 counties; he has held a variety of broadcasting positions in California, New York and New Mexico.   He has been a member of the Hollywood Screen Actor’s Guild since 1990. During his residency in the state of New Mexico he was a founding director of the New Mexico Film Industry Coalition, as well as the Southwest Playwright’s Laboratory.  Mr. Martin was a board member of the New Mexico Screen Actors Guild Political Action Committee.  Thi committee was responsible for lobbying the state to successfully remove the gross receipts tax for the film industry.  This action was significant in drawing a now bustling film industry to New Mexico, with film production in 2007 up 900%. New Mexico now ranks third as a film capital behind Vancouver and Los Angeles.  He has had starring and support roles in several independent features and short films, as well as character roles in music videos and television commercials.  He has performed as a standup comedian and/or Humphrey Bogart impersonator at venues including the LA Improv, Universal Studios, the Venetian, the Luxor and the Mandalay Bay hotels in Las Vegas.  Mr. Martin has created and/or co-written two screenplays, two situation comedies and a play for the stage, with two Associate Producer film credits.

He studied Business Administration at Northeastern University in Boston, Mass and Telecommunications and Performing Arts at the University of New Mexico, continuing on at the Lee Strassberg Theater Institute in Los Angeles.  He’s been active as an entrepreneur with several service and retail businesses since 1978 with a working background in radio and other media since 1970.   Ellis is a published and collected fine-art photographer and a member of Local 47 of the AFM (American Federation of Musicians) Hollywood, California.   He is also Managing Director of Sol Capital International Ltd. based in the United Kingdom.

Mirza Santillan, Age 30: Ms. Santillan formerly worked for the Law Offices of L. Edmund Kellogg as Office Manager and para legal. She is approved as a para legal by the American Bar Association. She received her training at Pasadena City College. Ms. Santillan commenced work at Sol Media in 2007 as the Director of Operations where she has been engaged in research, investigation and reporting in addition to her management role. During her tenure at Sol Media, she has assisted in the Company’s radio production of its syndicated national program, “The Opportunity Show.” As Director of Operations she has been responsible for management of the staff, scheduling guests and managing the financial needs of Sol Media.

There are no familial relationships among our officers or directors.  None of our directors or officers is a director in any other reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company.
Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Executive Compensation

The following table sets forth certain information regarding executive officers and directors of BigSky  as of the date of this prospectus:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/ SARs	LTIP Payouts	All Other Compensation

Ellis Martin President, Director, Treasurer	2008	0	0	0	0	0	0	0
Mirza Santillan Vice President-Operations Secretary	2008	0	0	0	0	0	0	0

Notes:

1.
Mr. Martin and Ms. Santillan have obligations to entities other than BigSky.  We expect them to spend approximately 10 hours per week on our business affairs.  As of the date of this prospectus, BigSky is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

2.
There has been no cash payment paid to the executive officers for services rendered in all capacities to us for the period ended June30, 2008. There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ending June30, 2008.  No compensation is anticipated within the next six months to any officer or director of the Company.

Directors' Compensation

Directors are not entitled to receive compensation for services rendered to BigSky Productions, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

BigSky did not grant any stock options to the executive officer during the most recent fiscal period ended June30, 2008. BigSky has also not granted any stock options to the Executive Officers since incorporation on February 28, 2008.

Employment Agreements

There are no employment agreements

Code of Ethics

The Company’s Board of Directors has approved a Code of Ethics for management relating to financial disclosures and filings related to future reporting requirements. A copy of the Code of Ethics will be made available to you by contacting the Company at 204 Mescal Circle NW, Albuquerque, New Mexico204 Mescal Circle NW, Albuquerque, New Mexico 87105

Corporate Governance

The Board of Directors has approved an Internal Control Manual so that management has an organizational guide for the purpose of establishing policy toward Company wide treatment of check writing and receiving, as well as the items relating to disclosure to shareholders and regulators.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

As of the date of this prospectus, there is no public market in BigSky Productions, Inc. common stock.  This prospectus is a step toward creating a public market for BigSky stock, which may enhance the liquidity of BigSky shares. However, there can be no assurance that a meaningful trading market will develop.  BigSky Productions, Inc. and its management make no representation about the present or future value of BigSky common stock.

As of the date of this prospectus;

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of BigSky Productions, Inc.;

2. There are currently 10,661,381 shares of BigSky’s common stock held by six (6) shareholders, including of its sole officer and director Ellis Martin, that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement of which this Prospectus is a part, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (10,661,381) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

At the present time, the Company is not classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may be resold in reliance on Rule 144.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 75,000,000 shares of Common Stock, par value $.001 per share. As of June 30, we had 10,661,381shares of Common Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of the Company.

Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in BigSky. This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of BigSky.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Preferred Stock

BigSky has no preferred stock authorized.

Market for Securities

There is currently no public trading market for our common stock.

As of June30, 2008, we had 10,661,381shares of common stock issued and outstanding and approximately two (2) stockholders of record of our common stock.  This prospectus relates to the sale of 4,000,000 shares of our common stock by the Company and 1,025,000 shares to be sold by our selling shareholders. Both will offer their shares at a price of $0.05 per share.

Equity Compensation Plan Information

The Company has no plans for establishing an equity compensation plan, but reserves the right to do so at some time in the future.

Holders

As of the date of this prospectus, BigSky Productions, Inc. has 10,661,381shares of $0.001 par value common stock issued and outstanding held by six (6) shareholders of record.

Reports

After this offering, BigSky, Inc will furnish its shareholders with annual financial reports certified by BigSky's independent accountants, and may in BigSky's discretion, furnish unaudited quarterly financial reports.

After this offering, BigSky will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

Transfer Agent

We will use Delos Stock Transfer, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962 as our transfer agent.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of BigSky Productions, Inc.’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by The Blackwing Group, LLC, 18921G E Valley View Parkway, Suite 325, Independence, Mo 64055, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding BigSky’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Ellis Martin, officer and director of BigSky Productions, Inc. is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of BigSky. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	The Officers and Directors;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

On February 29, 2008, BigSky issued 10,411,381 shares of Common stock to Ellis Martin for $2,500 in cash and $20,808 in services.  Value was determined as an arms length transaction between non-related parties.

BigSky Productions, Inc. issued 250,000 shares of Common stock to Mirza Santillan for $250 in services on February 29, 2008. Value was determined as an arms length transaction between non-related parties.

LEGAL PROCEEDINGS

BigSky is not currently a party to any legal proceedings. BigSky’s agent for service of process in Nevada is:   Genesis Corporate Development, LLC. The telephone number is: (702) 301-7333.

BigSky’s officers and directors have not been convicted in a criminal proceeding nor have they been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Mr. Martin and Ms. Santillan heve not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against BigSky.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in her capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

EXPERTS

Our financial statements for the period from inception to June30, 2008, included in this prospectus, have been audited by The Blackwing Group, LLC, 18921G E Valley View Parkway, Suite 325, Independence, Missouri 64055 and their telephone number is (816) 813-0098, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Timothy S. Orr, Esq., has acted as our legal counsel in providing an opinion for this filing.

BIGSKY PRODUCTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF

FEBRUARY 28, 2008 (DATE OF INCEPTION)

TO JUNE 30, 2008

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055

TABLE OF CONTENTS

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055
816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BigSky Productions, Inc.
(A Development Stage Company)
204 Mwscal Circle NW
Albuquerque, New Mexico 87105

We have audited the accompanying balance sheet of BigSky Productions, Inc. (A Development Stage Company) as of June 30, 2008, and the related statements of income and changes in member’s equity, and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of BigSky Productions, Inc. (A Development Stage Company) as of June 30, 2008, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC
Issuing Office: Independence, MO
July 17, 2008

BIGSKY PRODUCTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JUNE 30, 2008

ASSETS

Current Assets
Cash and Cash Equivalents	$500
Prepaid Expenses	21,058
Total Current Assets	21,558

Total Assets	$21,558

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity (Note B)
Common stock, 0.001 par value;	-
75,000,000 shares authorized;	-
10,661,380 shares issued and outstanding	$10,661
Additional Paid in Capital	12,897
Retained Earnings (Accumulated Deficit)	(2,000)
Total Stockholders' Equity	$21,558

Total Liabilities and Stockholders' Equity	$21,558

BIGSKY PRODUCTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED JUNE 30, 2008

Total Income	$-

Total Cost of Sales	-

Gross Margin	-

General and Administrative Expenses
Advertising	-
Consulting	500
Miscellaneous	1,500
Total Expenses	2,000

Net Income (Loss)	$(2,000)

Per Share Information:

Net Income (Loss) per share - 10,590,000 shares issued	$(0.001)

Basic weighted average number
common stock shares outstanding	10,575,402

Diluted weighted average number
common stock shares outstanding	10,575,402

BIGSKY PRODUCTIONS, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED JUNE 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$(2,000)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
(Increase) decrease in:
Accounts Receivable	-
Increase (decrease) in:
Prepaid expenses	(21,058)
Increase (decrease) in:
Accounts Payable	-
Accrued Payroll Taxes	-
Net Cash Provided (Used) By Operating Activities	(23,058)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Capital Contributions	23,558
Net Cash (Used) By Financing Activities	23,558

NET INCREASE (DECREASE) IN CASH	500

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$500

BIGSKY PRODUCTIONS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON FEBRUARY 28, 2008
(Expressed in US Dollars)

Capital Stock Issued	Number of	Par	Additional Paid	Deficit	Total Stockholders'
	Common Shares	Value	In Capital	Accumulated	Equity (Deficit)

- February 29, 2008	9,657,238	0.001	-	-	9,657

- February 29, 2008	171,381	0.001	2,829	-	3,000

- February 29, 2008	171,381	0.001	2,829	-	3,000

- February 29, 2008	171,381	0.001	2,829	-	3,000

- February 29, 2008	490,000	0.001	4,410	-	4,900

Net Loss for the period from February 28, 2008				(2,000)	(2,000)
to June 30, 2008
Balance as of June 30, 2008	10,661,381	0.001	12,897	(2,000)	21,558

BIGSKY PRODUCTIONS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF FEBRUARY 28, 2008
TO JUNE 30, 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in preparing the Company for public reporting status, and the raising of capital.

A summary of significant accounting policies of BigSky Productions, Inc. (A Development Stage Enterprise) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

BigSky Productions, Inc. was incorporated in the State of Nevada on February 28, 2008. BigSky Productions, Inc. is going to be developed as a producer of low-budget action motion pictures.  The Company intends to use Canada as its primary area for producing these feature films. The Company is expected to be fully operational by March 31, 2009.

We have not commenced business operations.  To date, our business activities have been limited to organizational matters, research of film scripts on which to acquire film rights, developing our website and the preparation and filing of the registration statement of which this prospectus is a part. The Company has elected a fiscal year end of March 31st.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the services are performed and costs are recorded in the period incurred rather than paid.

BIGSKY PRODUCTIONS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF FEBRUARY 28, 2008
TO JUNE 30, 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on BigSky Productions, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. BigSky Productions, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Advertising Costs

Advertising and promotions costs are expensed as incurred.  The Company incurred no such expenses since inception.

Company Year End

The Company has a March 31st year-end.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Common Stock

The Company has 75,000,000 shares of $0.001 par value common stock authorized and has not authorized any other form of stock including preferred stock.

Depreciation

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

BIGSKY PRODUCTIONS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF FEBRUARY 28, 2008
TO JUNE 30, 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Depreciation (continued)

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

In March of 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123.”  SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In December of 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123.”  SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In June2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in this contract and for hedging activities under FASB Statement No. 133.  “Accounting for Derivative Instruments and Hedging Activities, “SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for how an issuer measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within its scope as a liability (or asset in some circumstances).  SFAS No. 150 was effective for financial statements entered into or modified after May 31, 2003 and otherwise was effective and adopted by the Company in 2003.

BIGSKY PRODUCTIONS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF FEBRUARY 28, 2008
TO JUNE 30, 2008

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In March 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), "Share-Based Payment, " FAS 123R replaces FAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the "modified prospective" transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on its results and financial position.

On March 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.

Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2008. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.”  This statement changes the requirements for the accounting for and reporting of a change in accounting principle.  Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle.  This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, when practicable.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

NOTE 3 – STOCK-BASED COMPENSATION

Stock-based compensation is defined as compensation arrangements under which employees receive shares of stock, stock options, or other equity instruments, or under which the employer incurs obligations to the employees based on the price of the company’s shares.

In February 2008, the Company issued Nine Million Six Hundred Fifty Thousand Two Hundred Thirty Eight (9,657,238) shares of common stock to its officer and director, Ellis Martin. This stock was issued to Mr. Martin in exchange for $2,500 cash and as compensation for services rendered as the founder of the Company.  The price established for the issued shares was set at $0.001 per share or par value.

OUTSIDE BACK COVER:

BigSky Productions, Inc.

4,000,000 Shares

$0.05 Per Share

PROSPECTUS
                     , 2008

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of her duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

Accounting, Legal and Professional Fees	$7,500
Edgar Filing Fees	$1,800
Blue Sky Qualification Fees	$500
Transfer Agent Fees	$5,500
TOTAL	$15,300

RECENT SALES OF UNREGISTERED SECURITIES

On February 29, 2008 BigSky, Inc. issued 10,411,381 restricted shares of common stock to Ellis Martin for cash of $2,500 and future services valued at $20,808, on the same day, the Company issued 250,000 restricted shares of common stock to Mirza Santillan for $250 in future services. All purchasers of the shares of the Company agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom.

Index of Exhibite

Exhibit No.	Description

3.1	Articles of Incorporation for BigSky , Inc.
3.2	Bylaws of BigSky , Inc.
5.1	Opinion and Consent of Timothy S. Orr, Esq.
14.1	Code of Ethics
23.1	Consent of The Blackwing Group, LLC
99.1	Form of subscription agreement for Common Stock.

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UNDERTAKINGS

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
(iii)
Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

 For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(v)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(vi)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Albuquerque, State of New Mexico, on August 12, 2008.

BigSky Productions, Inc.

By:  /s/ Ellis Martin
Ellis Martin
President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on August 12, 2008:

Signature  Title

/s/ Ellis Martin
Ellis Martin                                           President, Principal Executive Officer,
                                                                Principal Financial Officer, and
Principal Accounting Officer
Director

/s/ Mirza Santillan                             Vice President,
Mirza Santillan                                   Secretary, Treasurer and
Director

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